EXHIBIT 23.0

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File Nos. 33-61809, 333-64090, 333-52369, 333-130720, 333-132618) and Form S-8 (File Nos. 33-34694, 333-25945, 333-25945-99, 033-59739, 033-59739-99, 333-77125, 333-88912, 333-101524, 333-119308, 333-129078, 333-129815, 333-134592) of Foster Wheeler Ltd. of our report dated February 27, 2007, relating to the consolidated financial statements, financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in this Form 10-K. We also consent to the reference to us under the heading “Experts” in such Registration Statements.

/s/
PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Florham Park, New Jersey
February 27, 2007